Exhibit 99.1
NEWS RELEASE

Contact: Michele Long Senior Director - Communications Phone (610) 251-1000 mmlong@triumphgroup.com	Michael Pici Vice President - Planning & Investor Relations Phone (610) 251-1000 mpici@triumphgroup.com

TRIUMPH GROUP COMPLETES TRANSFER OF GLOBAL 7500 WING PROGRAM TO BOMBARDIER
BERWYN, Pa. - February 6, 2019 -- Triumph Group, Inc. (NYSE:TGI) announced today that it has completed the transfer of the Global 7500 wing manufacturing operations and assets to Bombardier (TSX:BBD.B), as previously announced.
Bombardier will operate the program’s wing production line in a building at Triumph’s Red Oak, Texas site. Triumph will continue its operations that support other structures programs in a separate building at the Red Oak site.
Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.
More information about Triumph can be found on the company’s website at
http://www.triumphgroup.com.

Bombardier, Global and Global 7500 are trademarks of Bombardier Inc. or its subsidiaries.

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